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                                                           Exhibit 10(i)(a)(4)
                                    ADDENDUM

                                       TO

                          ASSIGNMENT OF SALES AGREEMENT


WHEREAS, In-Flo Liquid Dispensing Corporation ("In-Flo LDC"), a corporation organized and existing under the laws of Canada, and Diverse Products Incorporated ("Diverse"), a corporation organized and existing under the laws of State of Ohio, did enter into a Sales Agreement (the "Sales Agreement") dated the 5th day of May, 1995 in which Diverse as Master Marketer and In-Flo LDC agreed to the acquisition, sale and distribution of certain products to be provided by In-Flo LDC, and;

WHEREAS, Diverse and Health Shields Corporation ("HSC"), a Nevada corporation, executed an Assignment of Sales Agreement (the "Assignment") on the 9th day May, 1995, as Assignor and Assignee respectively, acknowledged and accepted by In-Flo LDC, a copy of which is attached as Exhibit A, and;

WHEREAS, the Agreement provided for but did not recite all consideration paid or to be by Assignee to Assignor, and;

WHEREAS, HSC has changed its name to United Shields Corporation ("USC");

WHEREAS, on the 22nd day of January, 1996 on an instrument called the Assignment of Sales Agreement wherein In-Flo LDC assigned its interest in the Sales Agreement to In-Flo North America Limited, formed under the laws of the Providence of Ontario, which assignment has been acknowledged and accepted by HSC.

WHEREAS, Diverse as assignor and HSC/USC as assignee, wish to clarify the terms and provisions of the Assignment as amended and modified,

NOW, THEREFORE, the undersigned modify the Agreement and Assignment to add the following:

         6. Assignee will pay to Assignor, for the assignment of the rights, title and interest in and to the Contract, Two Hundred Fifty Thousand ($250,000) dollars, to be paid on or before December 31, 2001. The obligation hereunder shall bear no interest to and including the due date.

         Assignee may prepay, in whole or in part, any amount due hereunder without penalty.

         IN WITNESS WHEREOF, the parties hereunder set their hands on this day 8th of August, 1996.


Diverse Products Incorporated                    Unites Shields Corporation
                                                 fka Health Shields Corporation

By: /s/ T. J. Tully                              By: /s/ T. J. Tully
   --------------------------                       ---------------------------
Title:  Co Chairman                              Title:  CEO
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